EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements Forms S-8 No. 333-87060,

333-36070, 333-26379, 33-77968, and 33-40414 of our report dated November 12, 2004, with respect to the consolidated financial statements of Woodhead Industries, Inc. included in the Annual Report (Form 10-K) for the year ended October 2, 2004.

/s/ ERNST & YOUNG LLP

Ernst & Young LLP

Chicago, Illinois

December 13, 2004